Exhibit 12.1

Statement Regarding Computation of Ratio of Earnings to Fixed Charges


                                                              Three Months        Six Months
                                                                  Ended              Ended
                                                                 June 30,           June 30,
                                                                   2001               2001
                                                                   ----               ----
                                                                    (dollars in thousands)

Income before taxes                                              $ 18,795           $ 35,979
Add:  fixed charges                                                41,968             83,956
                                                                   ------             ------

Earnings including interest expense - deposits    (a)              60,763            119,935
Less:  interest expense - deposits                                (31,469)           (63,426)
                                                                  -------            -------

Earnings excluding interest expenses - deposits   (b)            $ 29,294           $ 56,509
                                                                 ========           ========

Fixed Charges:
     Interest expense - deposits                                 $ 31,469           $ 63,426
     Interest expense - borrowings                                 10,499             20,530
                                                                   ------             ------

Fixed charges including interest expense - deposit(c)              41,968             83,956
Less:  interest expense - deposits                                (31,469)           (63,426)
                                                                  -------            -------

Fixed charges excluding interest expense - deposit(d)            $ 10,499           $ 20,530
                                                                 ========           ========

Earnings to fixed charges:
     Including interest on deposits               ((a) / (c))        1.45 x             1.43 x
     Excluding interest on deposits               ((b) / (d))        2.79               2.75


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